                                                                    EXHIBIT 21.1

____________________________________________________________________________
Company                                                      County/State of
                                                               Incorporation


19th Holdings Corporation                                           Delaware
21st Century Fox Film Corporation                                   Delaware
21st Century Film Corporation                                       Delaware
Affiliated Regional Communications, Ltd.                            Colorado
AHN/Fit Cable LLC                                                   Delaware
AHN/Fit Internet, LLC                                               Delaware
Aktiebolaget Fox Film                                                 Sweden
Ameristar Music Publishing Co.                                    California
ARC Holding, Ltd.                                                   Delaware
Baa1 Productions, Inc.                                        Cayman Islands
Baja Holdings, Inc.                                                 Delaware
Baja Studios, Inc.                                                  Delaware
Bazmark Film Pty Limited                                           Australia
BB Fit Holdings, LLC                                                Delaware
Because He Can Productions, Inc.                                    Delaware
Bob Productions, Inc.                                               Delaware
Camp Management Incorporated, S.A.                            Dominican Rep.
Cannell Entertainment, Inc.                                         Delaware
Cannell Production Services Inc.                                      Canada
CBS/Fox French Film Licensing Corporation                           New York
Centfox Film, G.m.b.H.                                               Austria
Cinemascope Products Inc.                                           Delaware
Cinemas Fox-Severiano Ribeiro Ltd.                                    Brazil
Constance Music, Inc.                                             California
Culverton Limited                                                    Ireland
D.A.W. Productions, Inc.                                            Delaware
Deluxe Laboratories Film Storage, Inc.                            New Jersey
Digital Leaseholds, Inc.                                            Delaware
Dobsong Music Corp.                                               California
Dodgertown, Inc.                                                     Florida
Drive-In Cinemas Limited                                               Kenya
Echoes in the Darkness Production, Inc.                               Canada
EFL Licensing, Inc.                                                 Delaware
Emmett Street Films, Inc.                                           Delaware
Evergreen Television Productions, Inc.                              Delaware
FA Productions, Inc.                                                Delaware
FBC Sub, Inc.                                                       Delaware
FEG Finco, Inc.                                                     Delaware
FEG Ventures Holdings, Inc.                                         Delaware
Fit TV Partnership                                                  Delaware
Fit TV Holdings, LLC                                                Delaware
FLAC Worldwide, LLC                                                 Delaware
Four Star Entertainment Corp., Inc.                                 Delaware
Four Star International, Inc.                                     California
Fourtel Music Publishing Co.                                      California
Fox Animation Los Angeles, Inc.                                     Delaware
Fox Animation Studios, Inc.                                         Delaware
Fox Australia Pty Limited                                          Australia
Fox Australia Investments Pty Limited                              Australia
Fox Baseball Holdings, Inc.                                         Delaware
Fox Basketball Holdings, LLC                                        Delaware
Fox Broadcasting Company                                            Delaware
Fox Broadcasting Sub, Inc.                                          Delaware
Fox Broadcast Music, Inc.                                           Delaware
Fox Center Productions, Inc.                                        Delaware
Fox Channel Services, LLC                                           Delaware
Fox Circle Productions Inc.                                         Delaware
Fox/Col Film Distributors, Inc.                                       Panama
Fox Daytime Prods., Inc.                                            Delaware
Fox Development Group, Inc.                                         Delaware
Fox East Productions, Inc.                                          Delaware
Fox Family Worldwide, Inc.                                          Delaware
Fox Film ApS                                                         Denmark
Fox Film A/S                                                          Norway
Fox Film De Cuba S.A.                                                   Cuba
Fox Film de la Argentina S.A.                                      Argentina
Fox Film Do Brazil Ltda.                                              Brazil
Fox Filmed Entertainment Australia Pty Limited                     Australia
Foxfilmes Limitada                                                  Portugal
Fox Film Music Corporation                                          Delaware
Fox/Guild Home Entertainment Ltd.                                         UK
Fox Hockey Holdings, LLC                                            Delaware
Fox Home Entertainment Ltd.                                               UK
Fox Home Entertainment Worldwide LLC                                Delaware
Fox Interactive, Inc.                                               Delaware
Fox Interactive Ltd.                                                      UK
Fox Interamericana S.A.                                               Mexico
Fox International Equity, Inc.                                      Delaware
Fox International, Inc.                                             Delaware
Fox Japan Movie Channels, Inc.                                      Delaware
Fox Japan Television Programing
       Services, Inc.                                               Delaware
Foxlab, Inc.                                                        Delaware
Fox Lane Productions, Inc.                                          Delaware
Fox LAPTV L.L.C.                                                    Delaware
Fox Latin America Cable, Inc.                                 Cayman Islands
Fox Latin American Channel, Inc.                                    Delaware
Fox Latin America, Inc.                                       Cayman Islands
Fox Moor Park Pty Limited                                          Australia
Fox Motion Picture Venture No. 1, Inc.                              Delaware
Fox Movietonews, Inc.                                               Delaware
Fox Music, Inc.                                                     Delaware
Fox Net, Inc.                                                       Delaware
Fox News Holdings, Inc.                                             Delaware
Fox News, Inc.                                                      Delaware
Fox News Network, L.L.C.                                            Delaware
Fox News Productions, Inc.                                          Delaware
Fox News Service, Inc.                                              Delaware
Fox-NGC Holdings, Inc.                                              Delaware
Fox Nitetime Prods., Inc.                                           Delaware
Fox On Air Music, Inc.                                              Delaware
Fox Partnership Investment Pty Limited                             Australia
Fox Pay-Per-View Services, Inc.                                     Delaware
Fox Production Services Australia Pty Limited                      Australia
Fox Records, Inc.                                                   Delaware
Fox Regional Sports Holdings, Inc.                                  Delaware
Fox Regional Sports Member, Inc.                                    Delaware
Fox Regional Sports Member II, Inc.                                 Delaware
Fox Searchlight Pictures, Inc.                                      Delaware
Fox Services, Inc.                                                  Delaware
Fox Software, Inc.                                                  Delaware
Fox Sports Arena, LLC                                               Delaware
Fox Sports Basketball, LLC                                          Delaware
Fox Sports CNS, LLC                                                 Delaware
Fox Sports Hockey, LLC                                              Delaware
Fox Sports International Equity, LLC                                Delaware

                                       1
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_______________________________________________________
Company                                 County/State of
                                          Incorporation

Fox Sports Latin America LLC                   Delaware
Fox Sports Networks, LLC                       Delaware
Fox Sports Net, LLC                            Delaware
Fox Sports Net Arizona, LLC                    Delaware
Fox Sports Net Ad Sales Holdings, LLC          Delaware
Fox Sports Net Baseball, LLC                   Delaware
Fox Sports Net Bay Area Holdings, LLC          Delaware
Fox Sports Net Canada Holdings, LLC            Delaware
Fox Sports Net Chicago Holdings, LLC           Delaware
Fox Sports Net Detroit, LLC                    Delaware
Fox Sports Net Distribution, LP                Delaware
Fox Sports Net Financing, LLC                  Delaware
Fox Sports Net National Ad Sales Holdings, LLC Delaware
Fox Sports Net National Network Holdings, LLC  Delaware
Fox Sports Net Northwest Holdings, LP          Delaware
Fox Sports Net Pittsburgh, LP                  Delaware
Fox Sports Net Rocky Mountain, GP              Colorado
Fox Sports Net Upper Midwest Holdings LP       Delaware
Fox Sports Net Utah LLC                        Delaware
Fox Sports Net West Holdings, LLC              Delaware
Fox Sports Net West 2, LLC                     Delaware
Fox Sports OLN, LLC                            Delaware
Fox Sports Productions, Inc.                   Delaware
Fox Sports RPP Holdings, LLC                   Delaware
Fox Sports SV, LLC                             Delaware
Fox Sports TMG, LLC                            Delaware
Fox Sports Ventures, LLC                       Delaware
Fox Sports World, LLC                          Delaware
Fox Sports World Middle East, LLC              Delaware
Fox Square Productions, Inc.                   Delaware
Fox Square Productions (Canada), Inc.          Delaware
FoxStar Productions, Inc.                      Delaware
Fox Studio Operations Pty Limited             Australia
Fox Studios Australia Pty Limited             Australia
Fox Television Animation, Inc.                 Delaware
Fox Television Holdings, Inc.                  Delaware
Fox Television Stations, Inc.                  Delaware
Fox Television Stations of Birmingham, Inc.    Delaware
Fox Television Stations of Philadelphia, Inc.  Delaware
Fox Television Studios, Inc.                   Delaware
Fox Television Studios Productions, Inc.       Delaware
Fox Tunes, Inc.                                Delaware
Fox Transactional TV, Inc.                     Delaware
Fox Unit Investment Pty Limited               Australia
Fox Video International Corporation            Delaware
Foxwatch Productions, Inc.                     Delaware
Fox West Pictures, Inc.                        Delaware
Fox West Sports Member, Inc.                   Delaware
Fox Worldwide Telecommunications LLC           Delaware
Fox Worldwide Television LLC                   Delaware
Fox Worldwide Theatrical LLC                   Delaware
FoxVideo International Distribution, Inc.      Delaware
FoxVideo International SARL                      France
FoxVideo Limited                                     UK
FoxVideo New Zealand Limited                New Zealand
FoxView, Inc.                                  Delaware
FRSM Arizona, Inc.                             Delaware
FRSM Canada, Inc.                              Delaware
FRSM Central Services, Inc.                    Delaware
FRSM Distribution, Inc.                        Delaware
FRSM FX, Inc.                                  Delaware
FRSM Network Programming, Inc.                 Delaware
FRSM Southeast, Inc.                           Delaware
FRSM Sunshine, Inc.                            Delaware
FRSM Utah, Inc.                                Delaware
FRSM West, Inc.                                Delaware
FRT Productions, Inc.                          Delaware
FSAM Pty Limited                              Australia
FSAT Pty Limited                              Australia
FSO Productions, Inc.                          Delaware
FST Advertising, Inc.                          Delaware
FTS Boston, Inc.                               Delaware
FTS Investments, Inc.                          Delaware
FTS North Carolina, Inc.                       Delaware
FTS Philadelphia, Inc.                         Delaware
FWA Productions, Inc.                          Delaware
fX Holdings, Inc.                              Delaware
fXM Networks, Inc.                             Delaware
fX Networks, LLC                               Delaware
Galaxy Way Productions, Inc.                   Delaware
Galileo Productions, Inc.                      Delaware
GATV Productions, Inc.                         Delaware
Genesis Video Entertainment, Inc.              Illinois
Giant Bowling Pin Productions, Inc.            Delaware
Glen Avenue Films, Inc.                        Delaware
Gold Key Entertainment Inc.                    Delaware
Gone Fission, Inc.                             Delaware
Greenleaves Productions, Inc.                  Delaware
GTH-103, Inc.                                      Ohio
Harmon Cove Productions Inc.                 California
Highgate Pictures, Inc.                        Delaware
Highgate Productions Inc                       Delaware
Hispano Fox Film S.A.E.                           Spain
In-Cine Distribuitora Cinematografica, S.L.       Spain
Janpra Productions, Inc.                       Delaware
Junior High Productions, Inc.                California
KDFW License, Inc.                               Nevada
KDFW Television, Inc.                            Nevada
KNSD License, Inc.                             Delaware
KSAZ License, Inc.                             Delaware
KSAZ Television Inc.                           Delaware
KTBC License, Inc.                               Nevada
KTBC Television, Inc.                            Nevada
KTVI License, Inc.                               Nevada
KTVI Television, Inc.                            Nevada
LAPTV A Corporation                            Delaware
LAPTV B Corporation                            Delaware
L.C. Holding Corp.                             Delaware
Leap Off Productions, Inc.                     Delaware
Learning Corporation of America                Delaware
Learning Corporation of America Films, Inc.    Delaware
Lend Lease Moore Park Pty Limited             Australia
Lend Lease Development Pty Limited            Australia
Les Productions Fox Europa S.A.                  France
Liberty/Fox ARC L.P.                           Delaware
Liberty/Fox Southeast LLC                      Delaware
Liberty/Fox Sunshine LLC                       Delaware
Liberty Productions, Inc.                      Delaware

                                       2
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_______________________________________________________
Company                                 County/State of
                                          Incorporation

Library  Holdings, Inc.                        Delaware
Lookalike Productions, Inc.                    Delaware
Looks At Productions, Inc.                     Delaware
Los Angeles Dodgers, Inc.                      Delaware
Marvel Music Group, Inc.                       Delaware
Mighty Marvel Music Corporation                Delaware
Mirror Pictures Corporation                    Delaware
Monarchy Enterprises Holdings B.V.          Netherlands
Monet Lane Prods. Inc.                         Delaware
Movietonews Inc.                               New York
Moving Target Productions, Inc.              California
MT Services, Inc.                            California
MT 2 Services, Inc.                          California
MT 3 Services, Inc.                          California
MT 4 Services, Inc.                          California
MVP Video Productions Inc.                     Delaware
NA Property Holdings, Inc.                     Delaware
National Sports Productions, LLC               Delaware
National Studios, Inc.                         Delaware
Natural History New Zealand Limited         New Zealand
NGC-Network International, LLC                 Delaware
Netherlands Fox Film Corporation B.V.       Netherlands
News Germany Holdings G.m.b.H.                  Germany
News Preferred Finance, Inc.                   Delaware
New World Administration                     California
New World Animation Ltd.                       Delaware
New World Communication Group Incorporated     Delaware
New World Communications of Atlanta, Inc.      Delaware
New World Communications of Detroit, Inc.      Delaware
New World Communications of Kansas City, Inc.  Delaware
New World Communications of Milwaukee, Inc.    Delaware
New World Communications of Ohio, Inc.         Delaware
New World Communications of St. Louis, Inc.    Delaware
New World Communications of Tampa, Inc.        Delaware
New World Distribution, Inc.                 California
New World Entertainment Ltd.                   Delaware
New World/Genesis Distribution               California
New World International (Australia) Ltd      California
New World Knowledge, Inc.                      Delaware
New World Licensing, Inc.                    California
New World Music Publishing Corporation       California
New World Pictures, Ltd.                       Delaware
New World Song, Inc.                         California
New World Television Incorporated              Delaware
New World Television Productions, Inc.       California
New World Television Programming             California
New World Television (NWT) France S.A.R.L.       France
New World Video                              California
NF Productions, Inc.                           Delaware
Northgate Productions, Inc.                    Delaware
NWC Acquisition Corporation                    Delaware
NWCG Holdings Corporation                      Delaware
NWC Holdings Corporation                       Delaware
NWC Intermediate Holdings Corporation          Delaware
NWC Management Corporation                     Delaware
NW Communications of Austin, Inc.                 Texas
NW Communications of Phoenix, Inc.             Delaware
NW Communications of San Diego, Inc.           Delaware
NW Communications of Texas, Inc.                  Texas
NWC Sub I Holdings Corporation                 Delaware
NWC Sub II Holdings Corporation                Delaware
NWE Acquisition Inc.                           Delaware
NWE Holdings Corporation                       Delaware
NWE Sub I Incorporated                         Delaware
NW Management Incorporated                     Delaware
NW Programs Incorporated                       Delaware
NWTV Intermediate Holdings Corporation         Delaware
On the Blocks Pty. Limited                    Australia
O/Y Fox Film A/B                                Finland
Panoramic Productions Inc.                   California
Pico Films, Inc.                               Delaware
Plaid Jacket Productions, Inc.               California
President Video Ltd.                                 UK
Prime Network LLC                               Wyoming
Prime Sports Northwest Network               California
Prime Sports West, L.P.                      California
Prime Ticket Networks, L.P.                    Delaware
Prime Time Media, Inc.                         Delaware
Professional Sports Services, LLC              Delaware
P&T Productions, Inc.                        California
Rags Productions Inc.                        California
Regency Television, LLC                        Delaware
Regency Television Productions, Inc.           Delaware
Rewind Music, Inc.                             Delaware
Rock Ledge Limited                              Ireland
Say It Isn't So Productions, Inc.              Delaware
Schrodinger's Cat Productions, Inc.            Delaware
SCI Subsidiary Corporation                     Delaware
SCI Sub I Incorporated                         Delaware
SCPI, Inc.                                     Delaware
SC Productions, Inc.                           Delaware
Shadow in the Sun U.S.A.                     California
Shoot the Horse Productions, Inc.              Delaware
Sky Movie Service KK                              Japan
Small Cages Productions, Inc.                  Delaware
SportsChannel Bay Area Associates, GP          Delaware
SportsChannel Chicago Associates, GP           Delaware
SportsSouth Holdings, LLC                      Delaware
SportSouth Network, LLC                        Delaware
Springwood Productions, Inc.                   Delaware
Sprocket Music, Inc.                           Delaware
STF Productions, Inc.                          Delaware
Storymakers, Inc.                              Delaware
Strange World Productions, Inc.                Delaware
Strike-A-Match Productions, Inc.               Delaware
Stronghold, Inc.                             California
Studios de la Playa, S.A. de C.V.                Mexico
TCF Bookworm Productions                       Delaware
TCF Canadian TV Enterprises, Inc.            California
TCFC Film Distribution Company, B.V.        Netherlands
TCF Digital Holdings, Inc.                     Delaware
TCF Distributing, Inc.                       California
TCF Harsh Realm Productions, Inc.              Delaware
TCF Music Publishing, Inc.                     Delaware
TCF Speed II Productions, Inc.                 Delaware
TCFTV Canadian Services, Inc.                  Delaware
TCFTV CanPro, Inc.                             Delaware
TCFTV Canadian Productions Inc.                Delaware

                                       3
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__________________________________________________________________
Company                                           Country/State of
                                                     Incorporation

The British Movietonews Ltd.                                    UK
The Fox Store, Inc.                                       Delaware
The Greenblatt Janollai Studios, Inc.                     Delaware
Tour of Duty Productions, Inc.                          California
TVF Productions, Inc.                                     Delaware
TVF II Productions, Inc.                                  Delaware
TVM Productions, Inc.                                     Delaware
TVP Productions, Inc.                                     Delaware
TVT License, Inc.                                         Delaware
Twentieth Century Fox A/O                       Russian Federation
Twentieth Century Fox/Motion Television
    Distribution, Inc.                                      Canada
Twentieth Century Fox Canada Limited                        Canada
Twentieth Century Fox Chile, Inc.                         Delaware
Twentieth Century Fox                                     Delaware
    Columbia Tristar (Switzerland) S.A.                Switzerland
Twentieth Century Fox
    Distributing Corporation                              Delaware
Twentieth Century Fox (Far East), Inc.                    New York
Twentieth Century Fox
   Federal, Inc. U.S.A.                          Chinese Trade Act
Twentieth Century Fox Film Belge S.A.                      Belgium
Twentieth Century Fox Film
    Company (Export) Limited                                    UK
Twentieth Century Fox Film Company Ltd                          UK
Twentieth Century Fox Film Company
    Services Limited                                            UK
Twentieth Century Fox Film Corporation                    Delaware
Twentieth Century Fox Film Corporation
    (Australia) Pty. Limited                             Australia
Twentieth Century Fox Film de Mexico, S.A.                  Mexico
Twentieth Century Fox Film
   Distributors Pty Limited                              Australia
Twentieth Century Fox Film
    Distributors Hellas SARL                                Greece
Twentieth Century Fox Film (East)
    Private Limited                                      Singapore
Twentieth Century Fox Film (Malaya)
    Sendirian Berhad                                      Malaysia
Twentieth Century Fox Film S.A.                             Panama
Twentieth Century Fox France, Inc.                        Delaware
Twentieth Century Fox Home
    Entertainment Australia Pty. Limited                 Australia
Twentieth Century Fox Home
    Entertainment Benelux B.V.                         Netherlands
Twentieth Century Fox Home
    Entertainment Canada Limited                            Canada
Twentieth Century Fox Home
    Entertainment Espana S.A.                                Spain
Twentieth Century Fox Home
    Entertainment France S.A.                               France
Twentieth Century Fox Home
    Entertainment Germany, G.m.b.H.                        Germany
Twentieth Century Fox Home
    Entertainment, Inc.                                   Michigan
Twentieth Century Fox Home
Twentieth Century Fox Thailand, Inc.                      New York
Twentieth Century Fox Titanic Productions, Inc.         California
Twentieth Century Fox Trinidad, Ltd                       Trinidad
    Entertainment Italia SpA                                 Italy
Twentieth Century Fox Home
    Entertainment Japan K.K.                                 Japan
Twentieth Century Fox Home
    Entertainment Korea, Inc.                                Korea
Twentieth Century Fox Home
    Entertainment Latin America, Inc.               Cayman Islands
Twentieth Century Fox Home
    Entertainment Limited                                       UK
Twentieth Century Fox Home
    Entertainment Mexico, S.A. de C.V.                      Mexico
Twentieth Century Fox Home
    Entertainment Middle East, Inc.                       Delaware
Twentieth Century Fox Home
    Entertainment South Pacific Pty. Limited             Australia
Twentieth Century Fox Home
    Entertainment Taiwan, Inc.                            Delaware
Twentieth Century Fox Hong Kong, Inc.                     Delaware
Twentieth Century Fox Import Corporation                  New York
Twentieth Century Fox, Inc. U.S.A. (Taiwan)               Delaware
Twentieth Century Fox India, Inc.                         Delaware
Twentieth Century Fox Inter-America Inc.                  New York
Twentieth Century Fox International
    Corporation                                           New York
Twentieth Century Fox International Limited                     UK
Twentieth Century Fox International
    Telecommunications Distribution. Inc.                 Delaware
Twentieth Century Fox International
    Television Inc.                                       New York
Twentieth Century Fox International
     Television Distribution Inc.                         Delaware
Twentieth Century Fox International
    Theatrical Distribution, Inc.                         Delaware
Twentieth Century Fox Italy S.p.A., Inc.           Delaware; Italy
Twentieth Century Fox Korea, Inc.                            Korea
Twentieth Century Fox  Licensing &
     Merchandising Limited                                      UK
Twentieth Century Fox Latin America
    Telecommunications, Inc.                        Cayman Islands
Twentieth Century Fox
    Latin America Television, Inc.                  Cayman Islands
Twentieth Century Fox Latin America
  Theatrical, Inc.                                  Cayman Islands
Twentieth Century Fox of Germany GmbH                      Germany
Twentieth Century Fox Pakistan, Inc.                      Delaware
Twentieth Century Fox Pay
    Television (Australia) Pty Limited                   Australia
Twentieth Century Fox Peruana S.A.                            Peru
Twentieth Century Fox Phillippines, Inc.              Phillippines
Twentieth Century Fox
    Productions Ltd.                                            UK
Twentieth Century Fox Puerto Rico, Inc.                Puerto Rico
Twentieth Century Fox Studio Club Inc.                  California
Twentieth Century Fox
    Telecommunications International, Inc.                Delaware
Twentieth Century Fox Television Limited                        UK
Twentieth Century Fox Worldwide
    Productions, Inc.                                     Delaware
Twentieth Television, Inc.                                Delaware

                                       4
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__________________________________________________________________
Company                                            Country/State O
                                                     Incorporatio

Twenty-First Century Fox Film
    Company Limited                                             UK
Twenty-First Century  Film Corporation                    Delaware
Twenty-First  Century Fox Corporation       Delaware
Twenty-First Century Fox Varieties, Inc.                  New York
Twenty-First Century Fox Film
    Distributors Pty Limited                             Australia
Twenty-First Century Fox Italy S.r.L.                        Italy
Twenty-First Century Fox
    Mexico, SA de C.V.                                      Mexico
Twenty-First Century Fox Varieties, Inc.                  New York
Upper Midwest Cable Partners                              Delaware
Van Ness Films, Inc.                                      Delaware
Venue Merchandising, Inc.                               California
VNE, Inc.                                               California
Vox Filmworks (Canada), Inc.                                Canada
WAGA License, Inc.                                        Delaware
WBRC and WGHP Holdings Corporation                        Delaware
WBRC License, Inc.                                        Delaware
WDAF License, Inc.                                        Delaware
WDAF Television Inc.                                      Delaware
Wedron  Silica Company                                    Delaware
West End Circle Studios Inc.                              Delaware
Westgate Productions, Inc.                                Delaware
WFXT, Inc.                                                Delaware
WGHP and WBRC Television Corporation                      Delaware
WGHP License, Inc.                                        Delaware
WITI License, Inc.                                        Delaware
WJBK License, Inc.                                        Delaware
WJW License, Inc.                                         Delaware
X-F Productions, Inc.                                     Delaware

                                       5